Exhibit 32.2

906 CERTIFICATION OF DISCLOSURE

The undersigned officer of SPS Technologies, Inc. (the "Company") hereby certifies to my knowledge that the Company's quarterly report on Form 10-Q for the quarterly period ended June 30, 2003 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:     August 4, 2003

Name:    /s/William M. Shockley
             William M. Shockley

Title:     Vice President and Chief Financial Officer